EXHIBIT 10.16

Metal Services Acquisition Corp.

Restricted Stock Plan

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of                     , 2007 (the “Date of Grant”), between Metal Services Acquisition Corp., a Delaware corporation (the “Company”), and                      (the “Participant”).

1. Restricted Stock Plan. This Agreement is entered into pursuant to the terms of the Metal Services Acquisition Corp. Restricted Stock Plan, as it may be amended from time to time (the “Plan”), which is incorporated herein and made a part hereof for all purposes. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

2. Definitions. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.

3. Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, a number of shares of Common Stock equal to             % of the total number of shares of Common Stock reserved for issuance under the Plan on the Date of Grant, which is ten percent (10%) of the shares of Common Stock outstanding on such date, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock”).

4. Escrow of Certificates. The certificates representing the shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed by the Participant in blank, with the Secretary of the Company (or his or her designee) until such shares have vested in the Participant in accordance with Section 6. Each such certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in the Plan and in this Agreement. The Participant, by executing this Agreement in the space provided below, hereby acknowledges (a) that, as a material inducement to the grant of this Award under the Plan, the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the authority to hold said certificates and stock powers in escrow and to take all such actions and to effectuate all transfers of vested Restricted Stock or releases as are in accordance with the terms of this Agreement or the Plan and (b) that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to the Participant (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent. The escrow holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine.

5. Restrictions on Transfer Before Vesting. The shares of Restricted Stock granted hereunder to the Participant are subject to Section 9.4 of the Plan during the period from the Date of Grant until they have become vested in the Participant in accordance with the provisions of Section 6.

6. Vesting of Restricted Stock. All restrictions (other than those set forth in the Investor Stockholders Agreement referred to in Section 11, which shall continue in effect without regard to whether any Restricted Stock has vested) shall lapse and the Restricted Stock shall vest as follows:

(a) The Participant shall become vested as to:

(i) 25% of the total number of shares of Restricted Stock on the Date of Grant;

(ii) an additional 15% of the total number of shares of Restricted Stock on the first anniversary of the Date of Grant;

(iii) an additional 15% of the total number of shares of Restricted Stock on the second anniversary of the Date of Grant; and

(iv) an additional 15% of the total number of shares of Restricted Stock on the third anniversary of the Date of Grant;

(v) an additional 15% of the total number of shares of Restricted Stock on the fourth anniversary of the Date of Grant; and

(vi) an additional 15% of the total number of shares of Restricted Stock on the fifth anniversary of the Date of Grant;

provided, however, that the Participant shall not vest pursuant to this Section 6(a) in shares of Restricted Stock if the Participant has not been continuously employed by the Company or one of its subsidiaries from the date of this Agreement through such vesting date, and as provided in Section 7, such shares shall be forfeited.

(b) All shares of Restricted Stock shall, unless previously forfeited, become vested upon the occurrence of a Sale of the Company.

7. Termination of Employment; Forfeiture of Unvested Restricted Stock. If the Participant ceases to be an employee of the Company or one of its subsidiaries for any reason, then the shares of Restricted Stock that have not previously vested in accordance with Section 6 above as of the date of such termination, shall be forfeited by the Participant to the Company.

8. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to:

(a) give the Participant any right to be awarded any further restricted stock other than in the sole discretion of the Committee;

(b) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any subsidiary; or

(c) confer upon the Participant the right to continue in the employment or service of the Company or any of its subsidiaries, or affect the right of the Company or any of its subsidiaries to terminate the employment or service of the Participant at any time or for any reason.

9. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

10. Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require that the Participant, prior to the issuance of any such shares pursuant to this Agreement deliver to the Company a written statement (“Investment Letter”), in form and content acceptable to the Company, in its sole discretion, stating (i) that the Participant is purchasing the shares for investment and not with a view to the sale or distribution thereof, and (ii) that the Participant will not sell any shares of the Company that the Participant may then own or thereafter acquire except pursuant to a registered offering or a valid exemption from registration. Any stock certificates issued pursuant to this Agreement shall bear a restrictive legend as follows:

THIS STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS.

11. Investor Stockholders Agreement. The Participant is a party to the Investor Stockholders Agreement, dated as of ,                     , 2007 among the Company and the stockholders named therein; the shares of Common Stock transferred to the Participant hereunder are subject to that agreement and shall remain subject to that agreement following vesting.

12. Federal and State Taxes. Any amount of Common Stock that is transferred to the Participant hereunder may be subject to the payment of or reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement. The Participant may, in his or her discretion, make the election permitted by Section 83(b) of the Code with respect to the grant of Restricted Stock pursuant to this Agreement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Participant shall either pay to the Company, in cash or by certified or cashier’s check, an amount equal to the taxes required to be withheld, or the Participant shall authorize (in writing) the Company to withhold from the payments to the Participant in an amount equal to the amount of federal, state or local taxes required to be withheld.

13. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

This Agreement is executed and delivered, in duplicate, pursuant to the Plan, the provisions of which are incorporated herein by reference.

PARTICIPANT	METAL SERVICES ACQUISITION CORP.

By:
Name:	Name:
Address:	Title:

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